EXHIBIT 23(a)






                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 10, 1999 appearing on page 45 of Columbus Energy Corp.'s Annual Report on Form 10-K for the year ended November 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colo rado
May 17, 1999